UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2006
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15063 (Commission File Number)	33-0618093 (I.R.S. Employer Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 23, 2006, our board of directors modified our director compensation practices so that non-employee members of any special committees of the board would receive the same meeting fees ($1,000 for each in person meeting and $500 for each telephonic meeting) as apply to meetings of the full board and the board’s three standing committees (i.e., audit committee, compensation committee and nominating and corporate governance committee).
On this basis, the board approved the payment of meeting fees retroactively to non-employee members of the special committee of the board established in September 2005 in connection with the sale of Timm Medical Technologies, Inc., our former wholly-owned subsidiary. The special committee consisted of Craig T. Davenport, David L. Goldsmith, Eric S. Kentor and Terrence A. Noonan. The meeting fees for each non-employee member of the special committee amount to $2,500 in the aggregate.
Filed as Exhibit 10.1 to this report and incorporated by reference herein is a description of our director compensation, as amended on February 23, 2006.
Item 9.01 Financial Statements and Exhibits.
     (c)     Exhibits.
10.1	Description of director compensation, as amended on February 23, 2006.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
March 1, 2006	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Description of director compensation, as amended on February 23, 2006.